UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2015

SELECT MEDICAL HOLDINGS CORPORATION

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Amendment No. 1 to Stock Purchase Agreement

On June 1, 2015, MJ Acquisition Corporation, a joint venture that Select Medical Corporation (“Select”) has created with Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS”), entered into Amendment No. 1 (the “Amendment”) to the Stock Purchase Agreement, dated as of March 22, 2015 (as amended by the Amendment, the “Purchase Agreement”), by and among MJ Acquisition Corporation, Concentra Inc. (“Concentra”) and Humana Inc. (“Humana”).  Pursuant to the Purchase Agreement, MJ Acquisition Corporation has acquired all of the issued and outstanding equity securities of Concentra from Humana.  Among other things, the Amendment reduced the purchase price to be paid under the Purchase Agreement for all of the outstanding stock of Concentra by $1.6 million.  The closing under the Purchase Agreement occurred on June 1, 2015.

Subscription Agreement

On June 1, 2015, Select entered into a Subscription Agreement (the “Subscription Agreement”), by and among Select, WCAS, Concentra Group Holdings, LLC (“Group Holdings”) and the other members of Group Holdings.  Pursuant to the Subscription Agreement, Select purchased from Group Holdings Class A interests of Group Holdings for an aggregate purchase price of $217,935,000, representing a majority of the voting equity interests in Group Holdings. Group Holdings is the indirect parent company of Concentra, the surviving entity of the merger between MJ Acquisition Corporation and Concentra.

Amended and Restated Limited Liability Company Agreement

On June 1, 2015, Select and Select Medical Holdings Corporation (“Select Medical Holdings”) entered into the Amended and Restated Limited Liability Company Agreement  of Group Holdings (the “LLC Agreement”) with WCAS, Cressey & Company Fund IV LP and the other members of Group Holdings.  Russell L. Carson, who is a director of Select Medical Holdings and Select, is a founding partner of Welsh, Carson, Anderson & Stowe.  Thomas A. Scully, who is a director of Select Medical Holdings and Select, is a partner of Welsh, Carson, Anderson & Stowe.  Welsh, Carson, Anderson & Stowe XII, L.P. is an equity fund that is currently being invested by Welsh, Carson, Anderson & Stowe.  Bryan C. Cressey and William H. Frist, MD, who are directors of Select Medical Holdings and Select, are partners of Cressey & Company, LLC, which indirectly manages Cressey & Company Fund IV, LP.

The LLC Agreement provides that the business and affairs of Group Holdings will be managed by a board of directors, a majority of which will be designated by Select, and the remainder by WCAS.  Certain actions of Group Holdings will require the approval of at least one director designated by WCAS for as long as WCAS and certain related members collectively continue to own at least 33-1/3% of the initial equity interests that were issued to them.

The LLC Agreement also provides that WCAS and the other members of Group Holdings will have a put right (a “Put Right”) with respect to their equity interests in Group Holdings.  If a Put

Right is exercised by WCAS, Select will be obligated to purchase up to 33-1/3% of the equity interests of Group Holdings that WCAS purchased on the date of the LLC Agreement, at a purchase price based on a valuation of Group Holdings performed by an investment bank to be mutually agreed between Select and WCAS, which valuation will be based on certain precedent transactions using multiples of EBITDA and capped at an agreed upon multiple of EBITDA.  WCAS may first exercise its Put Right after June 1, 2018, and then may exercise its Put Right again annually during each fiscal year thereafter.  If WCAS exercises its Put Right, the other members of Group Holdings may elect to sell to Select, on the same terms as WCAS, a percentage of their equity interests of Group Holdings that such member purchased on the date of the LLC Agreement, up to but not exceeding the percentage of its initial equity interests that WCAS has determined to sell to Select in the exercise of its Put Right.

The LLC Agreement provides Select with a call right (the “Call Right”), whereby each other member of Group Holdings will be obligated to sell all (but not less than all) of their equity interests in Group Holdings to Select at a purchase price based on a valuation of Group Holdings performed by an investment bank to be mutually agreed between Select and WCAS, which valuation will be based on certain precedent transactions using multiples of EBITDA and capped at an agreed upon multiple of EBITDA.  Select may first exercise the Call Right after June 1, 2020.

The LLC Agreement provides that WCAS and the other members of Group Holdings will have a put right with respect to their equity interests in Group Holdings in the event Select Medical Holdings or Select experiences a changes of control that has not been previously approved by WCAS and which results in a change in the senior management of Select (an “SEM COC Put Right”).  If an SEM COC Put Right is exercised by WCAS, WCAS and each other member of Group Holdings will be obligated to sell all (but not less than all) of their equity interests in Group Holdings to Select, at a purchase price based on a valuation of Group Holdings performed by an investment bank to be mutually agreed between Select and WCAS, which valuation will be based on certain precedent transactions using multiples of EBITDA and capped at an agreed upon multiple of EBITDA.

Pursuant to the LLC Agreement, if members of Group Holdings owning greater than 65% of the issued and outstanding Class A Interests approve (1) a sale or exchange of at least a majority of the issued and outstanding equity interests of Group Holdings to a third party or (2) a sale of all or substantially all of the assets of Group Holdings and its subsidiaries, taken as a whole, to a third party, then, in each case, the other members have agreed to participate in such transaction on the same terms as the approving members.

The LLC Agreement, among other things, also provides for customary restrictions on transfers of equity interests, tag-along rights, repurchase rights with respect to equity owned by management and indemnification for its directors and members.

First Lien Credit Agreement

On June 1, 2015, MJ Acquisition Corporation, as the initial borrower, entered into a first lien credit agreement (the “First Lien Credit Agreement”) with Concentra Holdings, Inc., a subsidiary of Group Holdings, Concentra, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and the other lenders party thereto.  Concentra, as the surviving entity of the merger between MJ Acquisition Corporation and Concentra, became the borrower (the “Borrower”) under the First Lien Credit Agreement on June 1, 2015.  The First Lien Credit Agreement provides for $500.0 million in first lien credit facilities (“First Lien Credit Facilities”) comprised of a $450.0 million, seven-year term loan (“Term Loan”) and a $50.0 million, five-year revolving credit facility (“Revolving Credit Facility”), including a $25.0 million sublimit for the issuance of standby letters of credit and a $10.0 million sublimit for swingline loans. The borrowings under the First Lien Credit Facilities are guaranteed, on a first lien basis, by Concentra Holdings, Inc., the direct parent of Concentra, the domestic subsidiaries of the Borrower and will be guaranteed by the Borrower’s future domestic subsidiaries and secured by substantially all of the Borrower’s and its domestic subsidiaries’ existing and future property and assets and by a pledge of the Borrower’s capital stock, the capital stock of the Borrower’s domestic subsidiaries and up to 65% of the voting capital stock and 100% of the non-voting capital stock of the Borrower’s foreign subsidiaries, if any.  Select and Select Medical Holdings are not parties to the First Lien Credit Agreement and are not obligors with respect to Concentra’s debt under such agreement.

Borrowings under the First Lien Credit Facilities will bear interest at a rate equal to:

•                                          in the case of the Term Loan, Adjusted LIBO (as defined in the First Lien Credit Agreement) plus 3.00% (subject to a LIBOR floor of 1.00%), or Alternate Base Rate (as defined in the First Lien Credit Agreement) plus 2.00% (subject to an Alternate Base Rate floor of 2.00%); and

•                                          in the case of the Revolving Credit Facility, Adjusted LIBO plus a percentage ranging from 2.75% to 3.00%, or Alternate Base Rate plus a percentage ranging from 1.75% to 2.00%, in each case based on the Borrower’s leverage ratio.

The Term Loan will amortize in equal quarterly installments on the last day of each March, June, September and December in aggregate annual amounts equal to 0.25% of the original principal amount of the Term Loan commencing in September 2015. The balance of the Term Loan will be payable on June 1, 2022. The Revolving Credit Facility will be payable on June 1, 2020.

The Borrower will be required to prepay borrowings under the First Lien Credit Facilities with (1) 100% of the net cash proceeds received from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation, subject to reinvestment provisions and other customary carveouts and the payment of certain indebtedness secured by liens, (2) 100% of the net cash proceeds received from the issuance of debt obligations other than certain permitted debt obligations, and (3) 50% of excess cash flow (as defined in the First Lien Credit Agreement) if the Borrower’s leverage ratio is greater than 4.25 to 1.00 and 25% of excess cash flow if the Borrower’s leverage ratio is less than or equal to 4.25 to 1.00 and greater than 3.75 to 1.00, in each case, reduced by the aggregate amount of term loans and certain debt secured on a pari passu basis optionally prepaid during the applicable fiscal year and the aggregate amount of revolving commitments hereunder reduced permanently during the applicable fiscal year (other than in connection with a refinancing). The Borrower will not be required to prepay borrowings with excess cash flow if the Borrower’s leverage ratio is less than or equal to 3.75 to 1.00.

The First Lien Credit Facilities require the Borrower to maintain a springing leverage ratio (based upon the ratio of indebtedness for money borrowed to consolidated EBITDA, as defined in the First Lien Credit Agreement), which is tested quarterly if Revolving Exposure (as defined in the First Lien Credit Agreement) exceeds 30% of Revolving Commitments (as defined in the First Lien Credit Agreement) on such day. Failure to comply with this covenant would result in an event of default under the Revolving Credit Facility only and, absent a waiver or an amendment from the lenders, preclude the Borrower from making further borrowings under the Revolving Credit Facility and permit the lenders to accelerate all outstanding borrowings under the Revolving Credit Facility.  Upon such acceleration, the Borrower’s failure to comply with the financial covenant would result in an Event of Default with respect to the Term Loans.

The First Lien Credit Facilities also contain a number of affirmative and restrictive covenants, including limitations on mergers, consolidations and dissolutions; sales of assets; investments and acquisitions; indebtedness; liens; affiliate transactions; and dividends and restricted payments. The First Lien Credit Facilities contain events of default for non-payment of principal and interest when due (subject to a grace period for interest), cross-default and cross-acceleration provisions and an event of default that would be triggered by a change of control.

MJ Acquisition Corporation used borrowings under the First Lien Credit Facilities to pay a portion of the purchase price for all of the issued and outstanding stock of Concentra to Humana.

Second Lien Credit Agreement

On June 1, 2015, MJ Acquisition Corporation, as the initial borrower, entered into a second lien credit agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”) with Concentra Holdings, Inc., Concentra, Deutsche Bank AG New York Branch, as the administrative agent and the collateral agent, and the other lenders party thereto.  Concentra, as the surviving entity of the merger between MJ Acquisition Corporation and Concentra, became the borrower (the “Borrower”) under the Second Lien Credit Agreement on June 1, 2015.  The Second Lien Credit Agreement provides for $200.0 million in second lien term loan facility (“Second Lien Term Loan Facility”) comprised of an eight-year term loan (“Second Lien Term Loan”). The borrowings under the Second Lien Credit Facility are guaranteed, on a second lien basis, by Concentra Holdings, Inc., the domestic subsidiaries of the Borrower and will be guaranteed by the Borrower’s future domestic subsidiaries and secured by substantially all of the Borrower’s and its domestic subsidiaries’ existing and future property and assets and by a pledge of the Borrower’s capital stock, the capital stock of the Borrower’s domestic subsidiaries and up to 65% of the voting capital stock and 100% of the non-voting capital stock of the Borrower’s foreign subsidiaries, if any.  Select and Select Medical Holdings are not parties to the Second Lien Credit Agreement and are not obligors with respect to Concentra’s debt under such agreement.

Borrowings under the Second Lien Term Loan Facility will bear interest at a rate equal to Adjusted LIBO Rate (as defined in the Second Lien Credit Agreement) plus 8.00% (subject to a LIBOR floor of 1.00%), or Alternate Base Rate (as defined in the Second Lien Credit Agreement) plus 7.00% (subject to an Alternate Base Rate floor of 2.00%).

In the event that, on or prior to June 1, 2016, the Borrower prepays any Second Lien Term Loan to refinance such term loans, the Borrower shall pay a premium of 2.00% of the aggregate principal amount of the Second Lien Term Loans so prepaid and if the Borrower prepays any Second Lien Term Loans to refinance such term loans on or prior to June 1, 2017, the Borrower shall pay a premium of 1.00% of the aggregate principal amount of the Second Lien Term Loans so prepaid.  The Second Lien Term Loan will be payable on June 1, 2023.

The Borrower will be required to prepay borrowings under the Second Lien Term Loan Facility with (1) 100% of the net cash proceeds received from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation, subject to reinvestment provisions and other customary carveouts and the payment of certain indebtedness secured by liens, (2) 100% of the net cash proceeds received from the issuance of debt obligations other than certain permitted debt obligations, and (3) 50% of excess cash flow (as defined in the Second Lien Credit Agreement) if the Borrower’s leverage ratio is greater than 4.25 to 1.00 and 25% of excess cash flow if the Borrower’s leverage ratio is less than or equal to 4.25 to 1.00 and greater than 3.75 to 1.00, in each case, reduced by the aggregate amount of term loans and certain debt secured on a pari passu basis optionally prepaid during the applicable fiscal year and the aggregate amount of senior revolving commitments reduced permanently during the applicable fiscal year (other than in connection with a refinancing). The Borrower will not be required to prepay borrowings with excess cash flow if the Borrower’s leverage ratio is less than or equal to 3.75 to 1.00.  Mandatory prepayments are not required from any amount used to make a mandatory prepayment of debt secured by liens ranking prior to the liens securing the Obligations (as defined in the Second Lien Credit Agreement) (in the case of revolving Indebtedness, to the extent such prepayment is accompanied by a corresponding permanent reduction in the related revolving commitments).

The Second Lien Term Loan Facility also contains a number of affirmative and restrictive covenants, including limitations on mergers, consolidations and dissolutions; sales of assets; investments and acquisitions; indebtedness; liens; affiliate transactions; and dividends and restricted payments. The Second Lien Term Loan Facility contains events of default for non-payment of principal and interest when due (subject to a grace period for interest), cross-default and cross-acceleration provisions and an event of default that would be triggered by a change of control.

MJ Acquisition Corporation used borrowings under the Second Lien Term Loan Facility to pay a portion of the purchase price for all of the issued and outstanding stock of Concentra to Humana.

Item 2.01                   Completion of Acquisition or Disposition of Assets

On June 1, 2015, MJ Acquisition Corporation consummated the previously announced acquisition of Concentra.  Pursuant to the terms of the Purchase Agreement, MJ Acquisition Corporation paid a purchase price of approximately $1.055 billion in cash to Humana for all of the issued and outstanding stock of Concentra.  Select used the borrowings under its revolving credit facility to fund its portion of the equity contribution to Group Holdings in an aggregate amount equal to $217,935,000.  Group Holdings contributed those funds along with the equity contributions of its other members to MJ Acquisition Corporation, which used the funds, together with the borrowings under the Credit Agreements, to pay the purchase price to Humana.

In connection with the acquisition, Concentra entered into a transition services agreement with Humana, which primarily relates to the provision of information technology services by Humana to

Concentra.  In addition, Select and Concentra have entered into a shared services agreement and Select Medical Holdings and Group Holdings have entered into a tax sharing agreement.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required to be disclosed by this Item 2.03 is set forth above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure

On June 1, 2015, Select Medical Corporation issued a press release announcing the consummation of the previously announced acquisition of Concentra by MJ Acquisition Corporation.  A copy of the press release is attached to this report as Exhibit 99.1.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01                   Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.  The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.  See paragraph (a) above.

(d) Exhibits.

Exhibit Number	Description

99.1	Select Medical Corporation Press Release dated June 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: June 4, 2015	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Select Medical Corporation Press Release dated June 1, 2015.